                                                                    EXHIBIT 12.1


     STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                                   Nine Months Ended
                                                     Year Ended December 31,                         September 30,
                                      --------------------------------------------------------    --------------------
                                        1997        1998        1999        2000        2001        2001        2002
                                      --------    --------    --------    --------    --------    --------    --------

Earnings:
Income before income taxes            $ 60,124    $385,574    $481,909    $288,086    $ 56,502    $ 91,665    $162,976
Pretax charges (credits)               154,507      11,020      (2,233)      8,766      61,157       1,714       5,485
Fixed charges:
  Interest expense                      64,536      60,923      43,001      79,636      70,282      54,802      55,351
  Interest portion of rental expense    13,963      17,080      16,023      17,917      16,554      12,444      15,699
                                      --------    --------    --------    --------    --------    --------    --------
                                      $293,130    $474,597    $538,700    $394,405    $204,495    $160,625    $239,511
                                      ========    ========    ========    ========    ========    ========    ========

Fixed Charges:
Interest expense                      $ 64,536    $ 60,923    $ 43,001    $ 79,636    $ 70,282    $ 54,802    $ 55,351
Interest portion of rental expense      13,963      17,080      16,023      17,917      16,554      12,444      15,699
                                      --------    --------    --------    --------    --------    --------    --------
                                      $ 78,499    $ 78,003    $ 59,024    $ 97,553    $ 86,836    $ 67,246    $ 71,050
                                      ========    ========    ========    ========    ========    ========    ========

Ratio of Earnings to Fixed Charges         3.7         6.1         9.1         4.0         2.4         2.4         3.4
                                      ========    ========    ========    ========    ========    ========    ========



PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES

                                                                         Nine Months
                                          Year Ended                        Ended
                                         December 31,                   September 30,
                                             2001                           2002
                                         ------------                   -------------

Earnings:
Income before income taxes                   $ 56,502                        $162,976
Pretax charges (credits)                       61,157                           5,485
Fixed charges:
  Interest expense                             70,237                          56,106
  Interest portion of rental expense           16,554                          15,699
                                         ------------                   -------------
                                             $204,450                        $240,266
                                         ============                   =============

Fixed Charges:
  Interest expense                           $ 70,237                        $ 56,106
  Interest portion of rental expense           16,554                          15,699
                                         ------------                   -------------
                                             $ 86,791                        $ 71,805
                                         ============                   =============

Ratio of earnings to fixed charges                2.4                             3.3
                                         ============                   =============
